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                                                                      Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated February 16, 1998 (except with respect to the matter discussed in Note 15, as to which the date is March 16, 1998), included in and incorporated by reference in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements File No. 33-64838, No. 33-74246, No. 33-94120 and No. 333-02580, No. 333-26175, No. 333-39873 and No. 333-43029.




Washington, D. C.,
March 16, 1998